          Avalon Energy Corporation

           Corporate Office         Administration Office

                            702 Kentucky Street, Suite 541        1288 Alberni Street, Suite 806

                                         Bellingham, WA 98226        Vancouver, BC V6E 4N5

                                          Tel:  1-888-488-6882

              Fax: 1-604-664-0498

                                                                 www.avalonenergy.ws

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NAME CHANGE AND CAPITAL RESTRUCTURING FOR AVALON

BELLINGHAM, Wash. – (MARKETWIRE) – September 25, 2007 – Avalon Energy Corporation (OTCBB: AVLN) announces that a majority of the shareholders entitled to vote on such matters approved a change of name from Avalon Energy Corporation to “Shotgun Energy Corporation”. In addition, approval was obtained to restructure the issued capital through a reverse split of the outstanding issued shares, the ratio of split to be one-for-three (1:3).  On September 11, 2007, a Certificate of Amendment to its Articles of Incorporation was filed with the State of Nevada changing the name to Shotgun Energy Corporation and declaring a one-for-three (1:3) reverse stock split.

The Company also took the necessary steps to change its symbol and CUSIP Number. Therefore, the CUSIP Number has changed from 05343W 10 4 to 825358 10 4. Effective at the opening of business on September 25, 2007, the symbol will change from AVLN to “SGNE”.

Robert Klein, President of the Company states, “Since the Company’s main focus is its 13,189 acre “Shotgun Draw Prospect” in the Uinta Basin, Utah, the change of name better reflects our desire to develop this property to its fullest potential. Further, the reverse stock split will enable the Company to raise additional equity capital to allow for the deep drilling of numerous wells.”

Robert Klein, President

For further information contact: 1-888-488-6882

Visit our website at www.avalonenergy.ws

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein which are not historical fact are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays in testing and evaluation of products and other risks detailed from time to time in Avalon's filings with the Securities & Exchange Commission.